UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Nokia Litigation Update.

On November 30, 2009, InterDigital, Inc.’s wholly owned subsidiaries InterDigital Communications, LLC and InterDigital Technology Corporation (collectively, "InterDigital") filed with the United States Court of Appeals for the Federal Circuit a petition for review of certain rulings by the United States International Trade Commission ("Commission") in connection with the Commission investigation initiated by InterDigital against Nokia Corporation and Nokia, Inc. (collectively, "Nokia").

The investigation originated in August 2007, when InterDigital filed a complaint with the Commission alleging that Nokia engaged in unfair trade practices by selling for importation into the United States, importing into the United States and selling after importation into the United States certain 3G handsets and components that infringe several of InterDigital’s U.S. patents. In October 2009, the Commission found no violation of Section 337 of the Tariff Act of 1930 and terminated the investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

December 1, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC